UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2024

CULLINAN THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 1, 2024, Cullinan Therapeutics, Inc. (the “Company”) issued a press release related to the announcement of initial clinical data from the pivotal Phase 2b portion of its REZILIENT1 clinical trial of zipalertinib in patients with non-small cell lung cancer (“NSCLC”) harboring epidermal growth factor receptor exon 20 (“EGFRex20”) insertion mutations who received zipalertinib after prior treatment with amivantamab. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 8.01 Other Events.

On June 1, 2024, the Company announced initial clinical data from the pivotal Phase 2b portion of its REZILIENT1 clinical trial of zipalertinib in patients with NSCLC harboring EGFRex20 insertion mutations who received zipalertinib after prior treatment with amivantamab. As of a January 12, 2024 data cut-off, 31 patients had been enrolled. Patients had received a median of three prior systemic anti-cancer regimens, including prior platinum-based chemotherapy, prior anti-PD1/L1 therapy, and prior EGFR tyrosine kinase inhibitor therapy.

At the data cut-off, 18 patients were evaluable for response and showed similar anti-tumor activity compared with those post prior chemotherapy in the previously reported Phase 1/2a part of the clinical trial, as shown below.

	Module C (post chemo and amivantamab +/- other exon 20 insertion treatment) (N=18)	Phase 1/2a results (post chemo)[1] (N=39)
Overall response rate (confirmed)	39%	41%
Disease control rate[2]	94%	97%
Duration of response (months)	NE	NE
Progression-free survival (months)	NE	12
NE = not yet estimable [1] Piotrowska Z, et al. JCO 2023 [2] Disease control rate = (complete response + partial response + stable disease)/response-evaluable

Zipalertinib demonstrated a manageable safety profile, similar to what has been previously reported. There were no grade 4 or grade 5 treatment-related adverse events.

The Company is co-developing zipalertinib with an affiliate of Taiho Pharmaceutical Co., Ltd through a suite of REZILIENT clinical trials, including two ongoing pivotal clinical trials in first line and second line exon20 insertion NSCLC as well as clinical trials in other patient populations, such as patients with active brain metastases and those with uncommon EGFR mutations. Both Module B2 (post chemotherapy only) and Module C (post approved exon20 insertion mutation treatments) of the pivotal REZILIENT1 clinical trial remain on track to complete enrollment by year-end 2024.

The Company presented the initial clinical data at an investor event on June 1, 2024 through an investor presentation. A copy of the investor presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Cullinan Therapeutics, Inc. on June 1, 2024, furnished herewith
99.2	Investor presentation
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN THERAPEUTICS, INC.

Date:	June 3, 2024	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer